Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:    Media Relations     CarolAnn Hibbard, 508.661.2264, news@ameresco.com
Investor Relations     Suzanne Messere, 508.598.3044, ir@ameresco.com

Ameresco Reports Fourth Quarter and Full Year 2012 Financial Results

Fourth Quarter 2012 Financial Highlights:

•	Revenue of $156.6 million

•	Net income of $5.1 million

•	Net income per diluted share of $0.11

Full Year 2012 Financial Highlights:

•	Revenue of $631.2 million

•	Net income of $18.4 million

•	Net income per diluted share of $0.40

FRAMINGHAM, MA - March 18, 2013 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter and year ended December 31, 2012. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. The prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company's website at www.ameresco.com.

Certain prior period results in this press release have been restated due to resolution of the Company's previously reported non-operating, non-cash change in hedge accounting treatment. The restatement does not affect revenue, gross profit, operating expenses or operating income. See the section titled Restatement of Previously Issued Financial Statements immediately following the Webcast Reminder below.

“2012 financial results were below our expectations,” stated George P. Sakellaris, President and Chief Executive Officer of Ameresco. “We were very disappointed by the unprecedented and sustained market disruption in awarded project conversion timing caused by fiscal uncertainty. However, we remain encouraged by the progress we have made toward influencing longer-term trends. For example, we experienced continued double-digit growth in revenue from our all other offerings; awarded projects at year-end increased 50%; and we reached a new record level of total construction backlog of awarded projects and fully-contracted backlog at approximately $1.5 billion.”

Total revenue for the fourth quarter of 2012 was $156.6 million, compared to $188.5 million for the same period in 2011, a decrease of 16.9% year-over-year. Operating income for the fourth quarter of 2012 was $6.3 million, compared to $12.6 million for the fourth quarter of 2011, a decrease of 50.3% year-over-year. Fourth quarter 2012 adjusted EBITDA, a non-GAAP financial measure, was $13.0 million, compared to $17.9 million for the same period in 2011, a decrease of 27.4% year-over-year. Net income for the fourth quarter of 2012 was $5.1 million, compared to $8.4 million for the same period of 2011, a decrease of 39.7% year-over-year. Fourth quarter 2012 net income per diluted share was $0.11, compared to $0.19 per diluted share for the same period of 2011.

For the full year ended December 31, 2012, Ameresco reported total revenue of $631.2 million, compared to $728.2 million in 2011, a decrease of 13.3% year-over-year. Full year 2012 operating income was $28.7 million, compared to $50.7 million for 2011, a decrease of 43.5% year-over-year. Full year 2012 adjusted EBITDA was $52.4 million, compared to $67.6 million for 2011, a decrease of 22.5% year-over-year. Net income for the full year 2012 was $18.4 million, compared to $33.4 million for 2011, a decrease of 45.1% year-over-year. Net income per diluted share was $0.40 for the full year 2012, compared to $0.75 for 2011.

“As we now believe that a lengthening of awarded project conversion times will persist for the foreseeable future, we expect to adapt accordingly. We remain confident about the long-term fundamentals of our business. We believe that the need for budget neutral solutions that address aging infrastructure will continue to drive demand for our comprehensive solutions,” continued Sakellaris.

Additional Fourth Quarter and Full Year 2012 Operating Highlights:

•	Revenue generated from backlog was $457.1 million for the full year 2012, a decrease of 24% year-over-year.

•	All other revenue was $174.0 million for the full year 2012, an increase of 34% year-over-year.

•	Operating cash flows were $45.0 million for the fourth quarter of 2012. Full year 2012 operating cash flows were $87.5 million.

•	Total construction backlog was $1.48 billion as of December 31, 2012 and consisted of:

•
$367.4 million of fully-contracted backlog of signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next 12-24 months, on average; and

•
$1.11 billion of awarded projects, representing projects in development for which we do not have signed contracts. Historically, awarded projects have converted to signed contracts over 6-12 months on average. However, we have been experiencing an unusually sustained lengthening of conversion times of awarded projects to signed contracts, a trend we expect to continue.

FY 2013 Guidance
Ameresco expects to earn total revenue in the range of $620 million to $670 million. The Company also expects net income for 2013 to be in the range of $18 million to $22 million. While we had been optimistic last fall that 2013 would see a return to the awarded project conversion timing experienced historically, our 2013 guidance reflects that we are now assuming that the current market disruption will continue for the foreseeable future.

Webcast Reminder
Ameresco will hold its earnings conference call today, March 18th at 8:30 a.m. Eastern Time with President and Chief Executive Officer, George Sakellaris, and Vice President and Chief

Financial Officer, Andrew Spence, to discuss details regarding the Company's fourth quarter and full year 2012 results, business outlook and strategy. Participants may access it by dialing domestically 888.713.4205 or internationally 617.213.4862. The passcode is 72602912. Participants are advised to dial into the call at least ten minutes prior to the call to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the "Investor Relations" section of the Company's website at www.ameresco.com. If you are unable to listen to the live call, the webcast will be archived on the Company's website shortly after the call and be available for one year.

Pre-Registration for the call is also available at:
https://www.theconferencingservice.com/prereg/key.process?key=PYUQQD7UE. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide faster access to the conference by bypassing the operator upon connection.

Restatement of Previously Issued Financial Statements
As previously reported, Ameresco determined that it had incorrectly designated an interest rate swap as a hedge at its inception in March 2010. As explained in note 2 to the Company's consolidated financial statements included in its Annual Report on Form 10-K being filed with the Securities and Exchange Commission today, as well as the Prepared Remarks posted to the “Investor Relations” section of the Company's website, the Company is restating its historical financial statements for the years 2011 and 2010 and unaudited quarterly information for the quarterly periods in 2012, 2011 and 2010. The restatement affects non-cash, non-operating items and does not affect revenue, gross profit, operating expenses or operating income. All prior period amounts affected by the restatement and presented in this press release have been revised from amounts previously reported to reflect the restatement.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, which is a non-GAAP financial measure. For a description of this non-GAAP financial measure, including the reasons management uses this measure, please see the section following the accompanying tables titled "Exhibit A: Non-GAAP Financial Measures". For a reconciliation of adjusted EBITDA to operating income, the most directly comparable financial measure prepared in accordance with GAAP, please see Other Non-GAAP Disclosure in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for facilities throughout North America. Ameresco's services include upgrades to a facility's energy infrastructure and the development, construction and operation of renewable energy plants.  Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers.  With its corporate headquarters in Framingham, MA, Ameresco provides local expertise through its 65 offices in 34 states and five Canadian provinces. Ameresco has more than 900 employees. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words

“projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions; seasonality in construction and in demand for our products and services; a customer's decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the U.S. Securities and Exchange Commission on March 18, 2013. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2012	2011
	(Unaudited)	(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$63,347,645	$26,277,366
Restricted cash	26,358,908	12,372,356
Accounts receivable, net	84,124,627	109,296,773
Accounts receivable retainage	23,197,784	26,089,216
Costs and estimated earnings in excess of billings	62,096,284	69,251,022
Inventory, net	9,502,289	8,635,633
Prepaid expenses and other current assets	9,600,619	8,992,963
Income tax receivable	5,385,242	9,662,771
Deferred income taxes	5,190,718	6,456,671
Project development costs	9,038,725	6,027,689
Total current assets	297,842,841	283,062,460
Federal ESPC receivable	91,854,808	110,212,186
Property and equipment, net	9,387,218	7,086,164
Project assets, net	207,274,982	177,854,734
Deferred financing fees, net	5,746,177	2,994,692
Goodwill	48,968,390	47,881,346
Intangible assets, net	9,742,878	12,727,528
Other assets	4,654,709	3,778,357
	377,629,162	362,535,007
	$675,472,003	$645,597,467

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$12,452,678	$11,563,983
Accounts payable	101,007,455	93,506,089
Accrued expenses and other current liabilities	13,157,024	8,917,723
Book overdraft	—	7,297,122
Billings in excess of cost and estimated earnings	22,271,655	26,982,858
Total current liabilities	148,888,812	148,267,775
Long-term debt, less current portion	201,922,172	196,401,588
Deferred income taxes	24,888,229	29,953,103
Deferred grant income, net	7,590,730	6,024,099
Other liabilities	30,362,869	28,529,867
	$264,764,000	$260,908,657

	December 31,
	2012	2011
	(Unaudited)	(Restated)
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2012 and 2011	$—	$—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 32,019,982 shares issued and 27,186,698 outstanding at December 31, 2012; 30,713,837 shares issued and 25,880,553 outstanding at December 31, 2011	3,202	3,071
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2012 and 2011	1,800	1,800
Additional paid-in capital	93,141,432	86,067,852
Retained earnings	177,169,717	158,809,584
Accumulated other comprehensive income	713,194	657,685
Non controlling interest	(27,583)	63,614
Less - treasury stock, at cost, 4,833,284 shares	(9,182,571)	(9,182,571)
Total stockholders' equity	261,819,191	236,421,035
	$675,472,003	$645,597,467

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
	2012	2011
	(Unaudited)	(Unaudited and Restated)
Revenue:
Energy efficiency revenue	$107,363,250	$132,626,090
Renewable energy revenue	49,227,836	55,868,948
	156,591,086	188,495,038
Direct expenses:
Energy efficiency expenses	79,464,099	102,463,531
Renewable energy expenses	44,163,677	50,975,158
	123,627,776	153,438,689
Gross profit	32,963,310	35,056,349
Operating expenses:
Salaries and benefits	12,910,517	11,513,950
Project development costs	4,289,228	3,442,006
General, administrative and other	8,482,987	7,484,211
Goodwill impairment	1,016,325	—
	26,699,057	22,440,167
Operating income	6,264,253	12,616,182
Other expenses, net	216,355	1,748,050
Income before provision for income taxes	6,047,898	10,868,132
Income tax provision	954,300	2,425,442
Net income	5,093,598	8,442,690
Net income per share attributable to common shareholders:
Basic	$0.11	$0.19
Diluted	$0.11	$0.19
Weighted average common shares outstanding:
Basic	45,116,164	43,514,982
Diluted	46,508,767	45,554,558
OTHER NON-GAAP DISCLOSURES
Gross margins:
Energy efficiency revenue	26.0%	22.7%
Renewable energy revenue	10.3%	8.8%
Total	21.1%	18.6%
Operating expenses as a percent of revenue	17.1%	11.9%
Adjusted Earnings before interest, taxes, depreciation, amortization and impairment (Adjusted EBITDA):
Operating income	$6,264,253	$12,616,182
Depreciation, amortization of intangible assets and impairment	5,909,648	4,453,451
Stock-based compensation	823,216	838,506
Adjusted EBITDA	$12,997,117	$17,908,139
Adjusted EBITDA margin	8.3%	9.5%
Construction backlog:
Awarded	$1,114,749,220	$741,219,444
Fully-contracted	367,400,839	478,165,860
Total construction backlog	$1,482,150,059	$1,219,385,304

Note: Awarded represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2012	2011
	(Unaudited)	(Unaudited and Restated)
Revenue:
Energy efficiency revenue	$448,983,992	$551,323,840
Renewable energy revenue	182,186,573	176,876,478
	631,170,565	728,200,318
Direct expenses:
Energy efficiency expenses	354,855,706	446,962,891
Renewable energy expenses	148,167,582	146,191,280
	503,023,288	593,154,171
Gross profit	128,147,277	135,046,147
Operating expenses:
Salaries and benefits	51,279,963	40,746,280
Project development costs	16,625,103	18,281,729
General, administrative and other	30,568,884	25,332,314
Goodwill impairment	1,016,325	—
	99,490,275	84,360,323
Operating income	28,657,002	50,685,824
Other expenses, net	4,050,116	6,505,719
Income before provision for income taxes	24,606,886	44,180,105
Income tax provision	6,246,753	10,767,172
Net income	18,360,133	33,412,933
Net income per share attributable to common shareholders:
Basic	$0.41	$0.78
Diluted	$0.40	$0.75
Weighted average common shares outstanding:
Basic	44,649,275	42,587,818
Diluted	45,995,463	44,707,132
OTHER NON-GAAP DISCLOSURES
Gross margins:
Energy efficiency revenue	21.0%	18.9%
Renewable energy revenue	18.7%	17.3%
Total	20.3%	18.5%
Operating expenses as a percent of revenue	15.8%	11.6%
Adjusted Earnings before interest, taxes, depreciation, amortization and impairment (Adjusted EBITDA):
Operating income	$28,657,002	$50,685,824
Depreciation, amortization of intangibles and impairment	20,356,415	14,008,737
Stock-based compensation	3,351,142	2,865,706
Adjusted EBITDA	$52,364,559	$67,560,267
Adjusted EBITDA margin	8.3%	9.3%

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,
	2012	2011
	(Unaudited)	(Unaudited and Restated)
Cash flows from operating activities:
Net income	$5,093,598	$8,442,690
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of project assets	2,869,472	2,574,782
Depreciation of property and equipment	825,736	627,198
Amortization of deferred financing fees	89,160	749,351
Amortization of intangible assets	1,198,115	1,251,472
Impairment of goodwill	1,016,325
Provision for bad debts	65,006	—
Gain on sale of asset	—	(514,828)
Unrealized gain on interest rate swap	(80,787)	(195,163)
Stock-based compensation expense	823,216	838,506
Deferred income taxes	(2,391,193)	12,599,213
Excess tax benefits from stock-based compensation arrangements	2,115,333	2,995,852
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	4,388,657	39,802,984
Accounts receivable	18,688,145	34,977,928
Accounts receivable retainage	(2,174,793)	(7,206,397)
Federal ESPC receivable	(305,255)	(4,231,126)
Inventory	(2,401,317)	(265,060)
Costs and estimated earnings in excess of billings	978,575	(13,851,665)
Prepaid expenses and other current assets	(1,332,082)	1,270,265
Project development costs	(775,772)	2,440,432
Other assets	(161,563)	2,328,774
Increase (decrease) in:
Accounts payable, accrued expenses and other current liabilities	22,381,716	(30,477,986)
Billings in excess of cost and estimated earnings	(5,900,266)	(4,641,993)
Other liabilities	(376,243)	(3,635,189)
Income taxes payable	338,918	(3,975,523)
Net cash provided by operating activities	44,972,701	41,904,517
Cash flows from investing activities:
Purchases of property and equipment	(963,771)	(780,161)
Purchases of project assets	(15,886,990)	(16,899,490)
Grant awards and rebates received on project assets	3,076,994	—
Proceeds from sales of assets	—	7,800,000
Acquisitions, net of cash received	(335,066)	(5,279,260)
Net cash used in investing activities	(14,108,833)	(15,158,911)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	(2,115,333)	(2,995,852)
Book overdraft	—	7,297,122
Payments of financing fees	(3,022,712)	(21,075)
Proceeds from exercises of options	446,423	1,500,159
Payments of senior secured credit facility	(13,446,000)	(39,428,571)
Proceeds from long-term debt financing	37,713,158	7,481,602
Non-controlling interest	(98,897)	63,614
Restricted cash	(11,547,272)	(5,011,484)
Payments on long-term debt	(2,206,774)	(1,075,784)
Net cash provided by (used in) financing activities	5,722,593	(32,190,269)
Effect of exchange rate changes on cash	584,384	(12,720)
Net increase (decrease) in cash and cash equivalents	37,170,845	(5,457,383)
Cash and cash equivalents, beginning of period	26,176,800	31,734,749
Cash and cash equivalents, end of year	$63,347,645	$26,277,366

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2012	2011
	(Unaudited)	(Unaudited and Restated)
Cash flows from operating activities:
Net income	$18,360,133	$33,412,933
Adjustments to reconcile net income to cash used in operating activities:
Depreciation of project assets	11,229,380	9,701,399
Depreciation of property and equipment	2,828,540	2,554,867
Amortization of deferred financing fees	456,305	1,061,782
Amortization of intangible assets	5,282,170	1,752,472
Impairment of goodwill	1,016,325	—
Provision for bad debts	148,773	24,374
Gain on sale of asset	(800,000)	(514,828)
Unrealized loss on interest rate swap	98,026	1,313,587
Stock-based compensation expense	3,351,142	2,865,706
Deferred income taxes	(3,849,798)	19,842,638
Excess tax benefits from stock-based compensation arrangements	(259,890)	(2,725,533)
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	34,229,875	138,485,363
Accounts receivable	25,624,181	(22,861,989)
Accounts receivable retainage	3,055,300	(7,786,995)
Federal ESPC receivable	(28,650,513)	(99,781,156)
Inventory	(858,895)	(1,808,348)
Costs and estimated earnings in excess of billings	7,225,107	(22,452,016)
Prepaid expenses and other current assets	(446,600)	(542,485)
Project development costs	(3,009,937)	1,816,884
Other assets	(790,597)	569,954
Increase (decrease) in:
Accounts payable, accrued expenses and other current liabilities	10,678,911	(13,480,285)
Billings in excess of cost and estimated earnings	(4,943,161)	(452,802)
Other liabilities	2,975,301	(3,537,261)
Income taxes payable	4,578,300	(7,311,938)
Net cash provided by operating activities	87,528,378	30,146,323
Cash flows from investing activities:
Purchases of property and equipment	(5,060,751)	(3,449,940)
Purchases of project assets	(47,190,597)	(48,457,910)
Grant awards and rebates received on project assets	7,310,767	6,695,711
Proceeds from sales of assets	—	7,800,000
Acquisitions, net of cash received	(4,012,459)	(66,232,848)
Additional purchase price paid on 2010 acquisition	—	(1,956,366)
Net cash used in investing activities	(48,953,040)	(105,601,353)

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
	Years Ended December 31,
	2012	2011
	(Unaudited)	(Unaudited and Restated)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	259,890	2,725,533
Book overdraft	(7,297,122)	7,297,122
Payments of financing fees	(3,207,790)	(644,288)
Proceeds from exercises of options	3,462,679	6,407,804
(Payments of) proceeds from senior secured credit facility	(9,285,713)	42,142,858
Proceeds from long-term debt financing	37,713,158	12,981,691
Non-controlling interest	(91,197)	63,614
Restricted cash	(17,799,578)	(7,823,912)
Payments on long-term debt	(5,587,186)	(5,074,411)
Net cash (used in) provided by financing activities	(1,832,859)	58,076,011
Effect of exchange rate changes on cash	327,800	(1,034,636)
Net increase (decrease) in cash and cash equivalents	37,070,279	(18,413,655)
Cash and cash equivalents, beginning of year	26,277,366	44,691,021
Cash and cash equivalents, end of year	$63,347,645	$26,277,366

Exhibit A: Non-GAAP Financial Measures
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, impairment of goodwill and share-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or any other measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of adjusted EBITDA to operating income, the most directly comparable financial measure prepared in accordance with GAAP, please see Other Non-GAAP Disclosure in the tables above.
We believe adjusted EBITDA is useful to investors in evaluating its operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, and share-based compensation expense.
Our management uses adjusted EBITDA: as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.
We understand that, although measures similar to adjusted EBITDA are frequently used by investors and securities analysts in their evaluation of companies, adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for GAAP operating income or an analysis of our results of operations as reported under GAAP. Some of these limitations are: adjusted EBITDA does not reflect the Company's cash expenditures or future requirements for capital expenditures or other contractual commitments; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect stock-based compensation expense; adjusted EBITDA does not reflect cash requirements for income taxes; adjusted EBITDA does not reflect net interest income (expense); although depreciation, amortization and impairment are non-cash charges, the assets being depreciated, amortized or impaired will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for these replacements; and other companies in our industry may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business. Please refer to the above reconciliation of adjusted EBITDA to operating income, the most directly comparable GAAP measure.